INCORPORATED UNDER THE LAWS OF

IDAHO







No 13013

2000000 SHARES

MINERAL MOUNTAIN MINING & MILLING COMPANY

CUSIP 602873101 | 100,000,000 Shares Authorized

This Certifies that **SHELDON KARASIK** *is the owner of* **TWO MILLION** *Shares of* **$0.001** *each of the Capital Stock of*

MINERAL MOUNTAIN MINING & MILLING COMPANY

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this* 19th *day of* OCTOBER *A.D. 20* 16

SHARES $0.001 EACH

THIS CERTIFICATE IS RESTRICTED SEE REVERSE B.O.D. 9/29/2016

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION STATING THAT SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

CERTIFICATE FOR SHARES OF THE CAPITAL STOCK

ISSUED TO

DATED

For Value Received, ____ hereby sell, assign and transfer unto ____________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________ 20____

In presence of

____

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER